Wednesday, August 5, 2009

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer 860-435-9801or rick@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2009

Lakeville,  Connecticut,  August 5, 2009/PR Newswire.....Salisbury Bancorp, Inc.
(the "Company"), NYSE AMEX: "SAL", the holding company for Salisbury Bank and Trust Company (the "Bank"), announced the Company's results for the quarter and six months ended June 30, 2009. The Company reported a second quarter loss of ($183,360) or ($.19) per average share outstanding as compared to earnings of $983,552 or $.58 per average share outstanding in the second quarter of 2008. For the six months ending June 30, 2009, earnings totaled $897,815 or $.45 per average share outstanding as compared to $2,064,486 or $1.23 per average share outstanding for the period ending June 30, 2008. The second quarter loss is attributable primarily to accounting adjustments involving a few investments within the Bank's investment portfolio to reflect the Other Than Temporary Impairment (OTTI) as well as an increased provision for loan loss, and the special assessment imposed by the Federal Deposit Insurance Corporation (FDIC) upon the banking industry. The additional expenses related to these items were $1,127,889, $315,000 and $244,000 respectively. President and Chief Executive Officer Richard J. Cantele, Jr. stated, "While I am disappointed in our second quarter results, I am encouraged by the fact that absent these `extraordinary' charges, income from core operations remains strong. The challenges presented by current economic conditions constitute significant earnings pressures in the short term, but I remain optimistic about the strength of our business model in the long term."

Results of Continuing Operations

Net interest and dividend income through June 30, 2009 totaled $8,280,778 as compared to $7,541,387 through June 30, 2008, an increase of $739,391 or 9.8%. Net interest and dividend income for the second quarter totaled $4,077,946 as compared to $3,881,881 for the second quarter of 2008. Net interest and dividend income increased $196,065 or 5.05% on a year over year quarterly comparison.

Non-interest income, not including the net gains/losses in the investment portfolio, totaled $1,315,339 for the quarter ending June 30, 2009, as compared to $1,116,821 for the same period in 2008, represented an increase of $198,518 or 17.8%. Year-to-date 2009, non-interest income, not including the net gains/losses in the investment portfolio, was $2,593,385 as compared to $2,231,503 through June of 2008, represented an increase of $361,882 or 16.2%.

Non-interest expense for the quarter ending June 30, 2009 was $4,490,982 as compared to $3,696,944 for the second quarter of 2008. The increase of $794,038 or 21.5% was primarily the result of increased FDIC insurance premiums and an increase in salary expenses related to increased loan production from our


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mortgage originators during the quarter. The increased salary expense was offset by increased income in the gain on sales of loans, which was $339,819 for the quarter ending June 30, 2009 as compared to $86,201 during the same period last year. The provision for loan loss for the quarter ending June 30, 2009, was $315,000 as compared to $110,000 for the second quarter of 2008. Through June 30, 2009, the provision for loan loss expense was $745,000 as compared to a 2008 year-to-date provision of $170,000. Net charged off loans through June 30, 2009, totaled $160,406 as compared to $20,087 for the corresponding period in 2008.

Total non-performing loans, which consist of other real estate owned and non-accrual loans amounted to $6,707,477 or 2.25% of total loans at June 30, 2009. This compares to non-performing loans of $2,265,149 or .78% of total loans at June 30, 2008. Included in these totals is a loan relationship in the amount of $3,022,958 that is considered to be well secured by a first mortgage position, but is currently in litigation. While non-performing assets have increased, the vast majority of the non-performing assets are considered to be fully collateralized with real estate. The Company believes that the allowance for loan losses is adequate to provide for possible loan losses inherent within the loan portfolio.

The Company's investment portfolio is analyzed for impairment on a quarterly basis. At June 30, 2009, Management determined that five securities exhibited varying levels of impairment, which in the aggregate totaled $1,127,889. This determination necessitated a write-down of that amount, which after taxes netted out to approximately $740,000.

At June 30, 2009, total assets amounted to $542,180,789 as compared to $495,754,160 in assets at December 31, 2008. This growth of $46,426,629 or 9.4%
is primarily attributable to the significant inflow of deposits. At June 30, 2009, deposits stood at $402,032,606 as compared to $344,925,232 at December 31, 2008, representing an increase of $57,107,374 or 16.6%. This significant growth in deposits reflected the preference of customers for the safety of deposits versus the uncertainty in the equity markets, an increase in the savings rate from a consumer standpoint, and a concerted effort by the Bank's staff to expand deposit relationships with customers.

The loan portfolio declined slightly as net loans (including loans held-for-sale) stood at $294,575,033 on June 30, 2009 as compared to $299,681,684 at December 31, 2008, which represents a decrease of $5,106,651 or 1.7%.

The capital levels of the Bank and the Company continue to exceed all regulatory requirements to be "well capitalized". The Company's capital was increased by $8,816,000 in March 2009 by the issuance of preferred stock pursuant to the U.S. Treasury's TARP CPP.


Salisbury Bancorp, Inc.'s sole subsidiary, Salisbury Bank and Trust Company, is a Connecticut chartered commercial bank. The Company has assets in excess of $500 million and capital in excess of $46 million and serves the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, which it has done for approximately 160 years. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury and Sharon as well as Lakeville, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

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Statements  contained in this news release  contain  forward-looking  statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore,
                  -----------
actual future results may differ significantly from results discussed in the forward-looking statements.





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

                                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                                     --------------------------------------
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                      -------------------------------------
                                       June 30, 2009 and December 31, 2008

                                                                                      June 30,       December 31,
                                                                                        2009             2008
                                                                                        ----             ----
ASSETS                                                                              (unaudited)
------
Cash and cash equivalents                                                         $  45,659,354    $   9,659,803
Interest-bearing time deposit with other banks                                        5,000,000                0
Investments                                                                         158,966,464      150,593,407
Federal Home Loan Bank stock, at cost                                                 5,742,800        5,323,000
Loans held-for-sale                                                                     211,000        2,314,250
Loans, less allowance for loan losses of $3,308,619 as of June 30, 2009
  and $2,724,024 as of December 31, 2008                                            294,364,033      297,367,434
Other real estate owned                                                                 493,024          279,534
Premises and equipment                                                                8,259,290        7,123,671
Goodwill                                                                              9,828,712        9,828,712
Core deposit intangible                                                               1,082,960        1,165,068
Accrued interest receivable                                                           2,341,363        2,704,385
Cash surrender value of life insurance policies                                       3,994,980        3,824,653
Other assets                                                                          6,236,809        5,570,243
                                                                                  -------------    -------------
           Total assets                                                           $ 542,180,789    $ 495,754,160
                                                                                  =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Total deposits                                                                    $ 402,032,606    $ 344,925,232
Securities sold under agreements to repurchase                                       10,325,843       11,203,289
Federal Home Loan Bank advances                                                      77,174,189       87,913,667
Other liabilities                                                                     4,653,255       12,772,640
                                                                                  -------------    -------------
           Total liabilities                                                        494,185,893      456,814,828
                                                                                  -------------    -------------
Shareholders' equity:
  Preferred stock, par value$.01 per share, authorized 25,000 shares; issued and outstanding 8,816 shares at June 30, 2009 and 0 shares at
   December 31, 2008.                                                                        88                0
  Common stock, par value $.10 per share;  authorized 3,000,000 shares;  issued and outstanding, 1,686,701 shares at June 30, 2009 and 1,685,861 shares at
    December 31, 2008                                                                   168,670          168,586
  Unused common stock warrants outstanding                                              111,998                0
  Paid-in capital                                                                    21,883,898       13,157,883
  Retained earnings                                                                  34,864,904       34,518,331
  Accumulated other comprehensive loss                                               (9,034,662)      (8,905,468)
                                                                                  -------------    -------------
           Total shareholders' equity                                                47,994,896       38,939,332
                                                                                  -------------    -------------
           Total liabilities and shareholders' equity                             $ 542,180,789    $ 495,754,160
                                                                                  =============    =============

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

                                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                             June 30, 2009 and 2008
                                                   (unaudited)

                                                              Six Months Ended               Three Months Ended
                                                                   June 30,                       June 30,
                                                             2009            2008           2009            2008
                                                         ------------    ------------   ------------    ------------
Total interest and dividend income                       $ 12,873,125    $ 13,259,215   $  6,386,167    $  6,591,319
Total interest expense                                      4,592,347       5,717,828      2,308,221       2,709,438
                                                         ------------    ------------   ------------    ------------
         Net interest and dividend income                   8,280,778       7,541,387      4,077,946       3,881,881
Provision for Loan Losses                                     745,000         170,000        315,000         110,000
                                                         ------------    ------------   ------------    ------------
         Net interest and dividend income
            after provision for loan losses                 7,535,778       7,371,387      3,762,946       3,771,881
                                                         ------------    ------------   ------------    ------------
Noninterest income:
   Trust/Wealth Advisory Services income                      970,000       1,140,736        430,000         540,735
   Service charges on deposit accounts                        415,528         401,404        207,282         203,245
   Gain on sales of available-for-sale securities, net       (691,679)        354,405     (1,119,017)         36,435
   Other income                                             1,207,857         689,363        678,057         372,841
                                                         ------------    ------------   ------------    ------------
         Total noninterest income                           1,901,706       2,585,908        196,322       1,153,256
                                                         ------------    ------------   ------------    ------------
Noninterest expense:
   Salaries and employee benefits                           4,547,153       4,077,370      2,282,050       2,001,197
   Occupancy expense                                          502,082         462,702        244,963         232,175
   Equipment expense                                          440,018         431,302        213,301         220,215
   Data processing                                            713,600         695,154        330,164         390,539
   FDIC Insurance                                             533,204          19,607        419,702          10,700
   Printing and stationery                                    167,183         134,509        101,214          75,001
   Professional fees                                          524,628         433,444        263,287         199,234
   Legal expense                                              207,953         166,236        112,594         104,809
   Other expense                                              988,951         926,616        523,707         463,074
                                                         ------------    ------------   ------------    ------------
         Total noninterest expense                          8,624,772       7,346,940      4,490,982       3,696,944
                                                         ------------    ------------   ------------    ------------
         Income before income taxes                           812,712       2,610,355       (531,714)      1,228,193
Income taxes                                                  (85,103)        545,869       (348,354)        244,641
                                                         ------------    ------------   ------------    ------------
         Net income                                      $    897,815    $  2,064,486   $   (183,360)   $    983,552
                                                         ============    ============   ============    ============
         Net income available to shareholders            $    763,061    $  2,064,486   $   (318,114)   $    983,552
                                                         ============    ============   ============    ============
 Earnings per common share                               $        .45    $       1.23   $       (.19)   $        .58
                                                         ============    ============   ============    ============


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